                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549



                                 FORM 8-K/A1
                                Current Report



                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934




                       Date of Report:  December 31, 1995
                                      ---------------------
                      (Date of earliest event reported)



                           NYTEST ENVIRONMENTAL INC.
              ----------------------------------------------------
              Exact name of registrant as specified in its charter



            Delaware                     0-15241                  11-2725582
         ---------------                 -------                --------------
State of other jurisdiction of       Commission File No.        I.R.S. Employer
incorporation or organization                                         ID No.




                60 Seaview Boulevard, Port Washington, New York
                -----------------------------------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code:    (516) 625-5500
                                                   -----------------------

                                      N/A
          -----------------------------------------------------------
          (Former name or former address if changed since last report)

Item 1.  Acquisition or Disposition of Assets

         Effective December 31, 1995, NEI/GTEL Environmental Laboratories, Inc. ("NEI/GTEL"), a newly formed, wholly owned subsidiary of Nytest Environmental Inc. (the "Registrant"), acquired the business and substantially all of the assets of GTEL Environmental Laboratories, Inc. ("GTEL"), a subsidiary of Groundwater Technologies Corporation ("Groundwater"). The assets acquired include equipment, leasehold improvements, customer contracts and other assets relating to the business of GTEL, except for real estate owned in Wichita, Kansas, and certain GTEL assets located in Tempe, Arizona and Concord, California, cash and accounts receivable. NEI/GTEL, as part of the transaction, entered into a long-term lease for the use of the GTEL Wichita facility and assignment and assumption agreements for the leases of GTEL facilities in Tampa, Florida and Milford, New Hampshire. NEI/GTEL also hired all of the active employees of GTEL as of the effective date of the transaction. In exchange for the assets acquired, the NEI/GTEL paid $3.080 million (subject to further adjustment) in a combination of cash, assumption of liabilities and the issuance of a secured convertible note in the amount of $.975 million. The Registrant will continue to provide services to the clients of GTEL from the facilities described above.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial Statements

                 The financial information described below which is required by
Item 7 of Form 8-K is not yet available. The Registrant anticipates that it will file the required financial information as soon as possible, but not later than 60 days from the date this report must be filed.

                 Report of Coopers & Lybrand
                 Balance Sheet of GTEL at April 29, 1995 and April 30, 1994 Statement of Operations of GTEL, years ended April 29, 1995 and April 30, 1994 and (unaudited) six months ended October 28, 1995 and October 27, 1994
                 Statements of Cash Flows of GTEL, two years ended April 29, 1995 and April 30, 1994 and (unaudited) six months ended October 28, 1995 and October 29, 1994.
                 Notes to Financial Statements

         (b)     Pro Forma Financial Information

                 Pro Forma Balance Sheet at December 31, 1995 (to be filed with Form 10-KSB)
                 Pro Forma Combined Statements of Operation for the year ended December 31, 1995

                         [COOPERS & LYBRAND LETTERHEAD]

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of GTEL Environmental Laboratories, Inc.

We have audited the accompanying balance sheets of GTEL Environmental Laboratories, Inc. as of April 29, 1995 and April 30, 1994 and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GTEL Environmental Laboratories, Inc. as of April 29, 1995 and April 30, 1994 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                        Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 9, 1996

                     GTEL ENVIRONMENTAL LABORATORIES, INC.

                            STATEMENTS OF OPERATIONS

                                 (in thousands)

                                                 For the Year Ended         For the Six Months Ended
                                               ----------------------      ---------------------------
                                               April 29,     April 30,     October 28,     October 28,
                                                 1995          1994           1995            1994
                                               ---------     ---------     -----------     -----------
                                                                           (Unaudited)     (Unaudited)
Net revenue                                    $17,018        $20,304        $ 6,943         $9,267

Cost of net revenue                             13,513         17,302          6,852          6,999
                                               -------        -------        -------         ------

Gross profit                                     3,505          3,002             91          2,268

Selling, general and administrative expenses     3,629          4,366          1,864          1,798
                                               -------        -------        -------         ------

Income (loss) before other expenses               (124)        (1,364)        (1,773)           470
Other expenses, net                               (113)          (354)          (320)           (56)
                                               -------        -------        -------         ------

Income (loss) before provision (benefit)
  for income taxes                                (237)        (1,718)        (2,093)           414
Provision (benefit) for income taxes               (63)          (554)          (698)           153
                                               -------        -------        -------         ------

Net income (loss)                              $  (174)       $(1,164)       $(1,395)        $  261
                                               =======        =======        =======         ======



    The accompanying notes are an integral part of the financial statements.

                    GTEL ENVIRONMENTAL LABORATORIES, INC.

                            BALANCE SHEETS
                            (In thousands)

                                                                        April 29,      April 30,     October 28,     October 29,
                                ASSETS                                    1995           1994           1995            1994
                                                                        ---------      ---------     -----------     -----------
                                                                                                     (Unaudited)     (Unaudited)
Current assets:
  Cash                                                                    $    7        $     7
  Accounts receivable, less allowance of $150 in April and
    October 1995 and 1994                                                  1,998          2,624        $1,830          $ 3,216
  Unbilled accounts receivable                                               631            286           425              656
  Other current assets                                                       239            224           228              294
                                                                          ------        -------        ------          -------
    Total current assets                                                   2,875          3,141         2,483            4,166
Property, plant and equipment, net                                         5,039          6,903         4,073            5,846
                                                                          ------        -------        ------          -------
      Total assets                                                        $7,914        $10,044        $6,556          $10,012
                                                                          ======        =======        ======          =======

                   LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                                                           483            376           468              539
  Accrued compensation                                                       574            490           755              497
  Other accrued liabilities                                                  252            395           272              320
                                                                          ------        -------        ------          -------
    Total current liabilities                                              1,309          1,261         1,495            1,356

Note payable to Parent                                                     1,706          1,601         1,751            1,654

Stockholder's equity:
  Common stock: $.01 par value; 1,000 shares authorized;
    1,000 shares issued and outstanding for all
    periods presented                                                         --             --            --               --
  Additional paid-in capital                                               4,172          4,172         4,172            4,172
  Investment by Parent                                                    (2,556)          (447)       (2,750)            (888)
  Retained earnings                                                        3,283          3,457         1,888            3,718
                                                                          ------        -------        ------          -------
    Total stockholder's equity                                             4,899          7,182         3,310            7,002
                                                                          ------        -------        ------          -------
      Total liabilities and stockholder's equity                          $7,914        $10,044        $6,556          $10,012
                                                                          ======        =======        ======          =======


   The accompanying notes are an integral part of the financial statements.

                     GTEL ENVIRONMENTAL LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS

             for the years ended April 29, 1995 and April 30, 1994
                                 (in thousands)


                                                               1995        1994
                                                               ----        ----
Cash flows from operating activities:
    Net loss                                                $  (174)     $(1,164)
        Adjustments to reconcile net loss to net cash
              provided by operating activities:
            Depreciation and amortization                     2,080        2,280
            Provision for doubtful accounts                      21          --
            Loss on disposal of property,
                plant and equipment                               7          375
            Accrued interest for note payable to Parent         105           84

        Changes in operating assets and liabilities:
            Accounts receivable                                 260          (82)
            Other current assets                                (14)         (34)
            Accounts payable                                    107           23
            Accrued salaries and benefits                        83         (121)
            Other accrued liabilities                          (144)          40
                                                            -------      -------

Net cash provided by operating activities                     2,331        1,401

Cash flows from investing activities:
    Expenditures for property, plant and equipment             (396)        (904)
    Cash received for property, plant and equipment sold         81          170
                                                            -------      -------

Net cash used by investing activities                          (315)        (734)

Net transactions with Parent                                 (2,016)        (671)

Decrease in cash                                                --            (4)

Cash at beginning of year                                         7           11
                                                            -------      -------

Cash at end of year                                         $     7      $     7
                                                            =======      =======





    The accompanying notes are an integral part of the financial statements.

                     GTEL ENVIRONMENTAL LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS

         for the six months ended October 28, 1995 and October 29, 1994
                                 (in thousands)
                                  (unaudited)

                                                                        1995            1994
                                                                        ----            ----

Cash flows from operating activities:
 Net income (loss)                                                      $(1,395)        $  261
 Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
  Depreciation and amortization                                             988          1,057
  Loss on disposal of property, plant and equipment                         274             --
  Accrued interest for note payable to Parent                                45             53

 Changes in operating assets and liabilities:
  Accounts receivable                                                       374           (962)
  Other current assets                                                       11            (70)
  Accounts payable                                                          (15)           163
  Accrued salaries and benefits                                             234             58
  Other accrued liabilities                                                (259)          (126)
                                                                        -------         ------
Net cash provided by operating activities                                   257            434

Cash flows from investing activities:
  Expenditures for property, plant and equipment                           (272)          (173)
  Cash received for property, plant and equipment sold                       --             84
                                                                        -------         ------
Net cash used in investing activities                                      (272)           (89)

Net transactions with Parent                                                  8           (352)

Decrease in cash                                                             (7)            (7)

Cash at beginning of period                                                   7              7
                                                                        -------         ------
Cash at end of period                                                   $    --         $   --
                                                                        =======         ======



    The accompanying notes are an integral part of the financial statements.

                     GTEL ENVIRONMENTAL LABORATORIES, INC.

                       STATEMENTS OF STOCKHOLDERS EQUITY

             for the years ended April 29, 1995 and April 30, 1994
                      (in thousands, except share amounts)

                                          Common Stock
                                        -----------------       Additional       Investment     Retained
                                        Shares     Amount     Paid-in Capital     By Parent     Earnings     Total
                                        ------     ------     ---------------    ----------     --------    -------
Balance at May 1, 1993                   1,000      $ --           $4,172          $   240       $ 4,621    $ 9,033

Net loss                                                                                          (1,164)    (1,164)

Repayment of investment by Parent                                                      (687)                    (687)
                                         -----      -----          ------           -------       ------     -------

Balance at April 30, 1994                1,000                      4,172              (447)       3,457       7,182

Net loss                                                                                            (174)       (174)

Repayment of investment by Parent                                                    (2,109)                  (2,109)
                                         -----      -----          ------           -------       ------     -------

Balance at April 29, 1995                1,000      $ --           $4,172           $(2,556)      $3,283     $ 4,899
                                         =====      =====          ======           =======       ======     =======



    The accompanying notes are an integral part of the financial statements.

                     GTEL ENVIRONMENTAL LABORATORIES, INC.

                        NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

        ORGANIZATION AND BASIS OF PRESENTATION

        GTEL Environmental Laboratories, Inc. (the Company) is a wholly-owned subsidiary of Groundwater Technology, Inc. (the Parent). The accompanying financial statements have been adjusted to reflect the "carved-out" financial position, results of operations and cash flows of the Company as if the Company had been operating as a separate entity. The financial statemnts include an allocation of corporate general and administrative expenses incured by the Company's Parent.

        The balance sheets as of April 29, 1995 and April 30, 1994 and the statements of operations, cash flows and stockholder's equity for the two fiscal years ended April 29, 1995 have been audited whereas all other periods presented are unaudited.

        INTERIM FINANCIAL INFORMATION

        The interim unaudited financial statements presented include all adjustments (consisting only of normal recuring adjustments) that management considers necessary for a fair presentation of its financial position, results of operations and cash flows for the interim periods presented. The results of operations for such interim periods are not necessarily indicative of the results to be expected for the full year.

        PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

        Property, plant and equipment are recorded at cost. Depreciation and amortization are computed on a straight-line method over the estimated useful lives of the assets, which range from two to twenty-five years. Leaseholds are amortized over the shorter of the life of the lease or the asset. Upon retirement or other disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

        REVENUE RECOGNITION

        Revenue is recognized when services are performed.

        CREDIT RISK

        Credit is extended based on an evaluation of the customer's financial condition, with terms consistent in the industry and normally collateral is not required. Losses from credit sales are provided in the financial statements and have been consistently within the allowance provided.


                                Continued

                     GTEL ENVIRONMENTAL LABORATORIES, INC.

      EARNINGS PER SHARE

      Earnings per share information has been omitted since the Company has no publicly traded equity securities.

2.  UNBILLED REVENUE:

    Unbilled revenue represents amounts earned under the Company's contracts but not billed or not yet billable to customers according to contract terms, which usually consider passage of time, achievement of certain project milestones or completion of the service. The unbilled revenue at April 29, 1995 and April 30, 1994 has been billed in the subsequent period.

3.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consisted of the following:

        (IN THOUSANDS)                                                  1995            1994
        --------------                                                  ----            ----
        Land, buildings and improvements ............................   $ 1,203         $ 1,203
        Leasehold improvements ......................................     2,555           2,558
        Laboratory equipment ........................................     8,790           9,086
        Furniture, fixtures and computer equipment ..................     2,753           2,619
                                                                        -------         -------
                                                                         15,301          15,466
        Less accumulated depreciation and amortization ..............    10,262           8,563
                                                                        -------         -------
                                                                        $ 5,039         $ 6,903
                                                                        =======         =======


4.  INCOME TAXES:

    The operations of the Company are included in the consolidated federal income tax return of the Parent. Under a tax allocation practice, the Company's is charged by the Parent for federal taxes incurred, generally at the U.S. statutory rate.

    As a result of the tax allocation practice, tax benefits associated with any losses were recognized in the year the loss occurred. If the Company had filed a separate return, these tax benefits would have been carried forward or back, resulting in possible adjustments to the income tax expense for fiscal years 1994 and 1995.


                                   Continued

                      GTEL ENVIRONMENTAL LABORATORIES, INC.

     The federal income tax benefit was $63,000 and $554,000 for the fiscal years 1995 and 1994, respectively. The Company would not pay any state income taxes on a separate company basis. Deferred tax assets of $177,000 and $234,000 as of April 29, 1995 and April 30, 1994, respectively, have been included in the Investment by Parent. These assets primarily consist of differences in methods of depreciation.

     The difference between the Company's total tax expense and the U.S. statutory federal income tax is due to the effect of graduated rates.


5.   NOTE PAYABLE TO PARENT:

     The Company has a long-term note payable to its Parent with an outstanding principal balance of $1,436,111 and accrued interest of $270,279 and $165,279 as of April 29, 1995 and April 30, 1994, respectively. The interest rate is adjusted annually at the applicable federal rate (7.3% and 5.9% as of April 29, 1995 and April 30, 1994, respectively). The entire balance was repaid on December 29, 1995.

6.   RELATED PARTY TRANSACTIONS:

     The Company is dependent upon its Parent for continued financing including funding required, if any, for settlement of claims and working capital requirements. The Company provides certain analytical laboratory services to the Parent while the Parent provides certain corporate and administrative support services to the Company. All revenues and expense of these related party transactions are reflected in the income statement as revenues and expenses and on the balance sheet as Investment by Parent. Selling, general and administrative costs allocated to the Company were $385,000 and $381,000 in fiscal 1995 and 1994, respectively.


     In fiscal 1994, the Company was responsible for a remediation laboratory which provided research and development services for the Parent. The revenues and costs associated with this endeavor during fiscal 1994 were $390,395 and $468,513, respectively. The remediation laboratory was transferred to the Parent at the beginning of fiscal 1995. As a result of this transfer, fixed assets with a net book value of approximately $87,000 were transferred to the Parent.

     Intercompany revenues from the Parent were $5,394,651 and $6,725,787 for the years ended April 29, 1995 and April 30, 1994, respectively, and $2,604,126 and $2,780,543 for the six months ended October 29, 1995 and October 28, 1994, respectively.

     Certain fixed assets, not related to the remediation laboratory, were transferred from the Company to the Parent at a net book value of $6,000 and $17,000 in fiscal 1995 and 1994, respectively.

                                   Continued

                GTEL ENVIRONMENTAL LABORATORIES, INC.

7.  COMMITMENTS AND CONTINGENCIES:

      LEASE COMMITMENTS

      The Company leases two of its three operating facilities under operating leases. One of these has a renewal option, and both leases require increasing rent payments over the term of the lease and payments for additional expenses such as taxes and maintenance. One of the leases also contains a purchase option. Additionally, the Company leases some equipment and most vehicles under operating leases.

      Future minimum payment under all noncancelable leases are as follows:


      (IN THOUSANDS)


        1996 ..................................   $  498,162
        1997 ..................................      404,066
        1998 ..................................      150,884
        1999 ..................................      111,291
        2000 ..................................      110,000
        2001 and thereafter ...................       18,333
                                                  ----------
                                                  $1,292,736
                                                  ==========


      Rent expense charged to operations was $414,188 and $590,923 in fiscal 1995 and 1994, respectively.

      CONTINGENCIES

      In the ordinary course of conducting its business, the Company becomes involved in a number of lawsuits and administrative proceedings, including environmentally related matters. Some of these proceedings may result in fines, penalties or judgments being assessed against the Company which, from time to time, may have an impact on earnings for a particular period. The Company does not believe that these matters, individually or in the aggregate, will have a material adverse impact on its business or financial condition.

8.  EMPLOYEE BENEFIT PLANS:

      PROFIT SHARING PLAN AND BONUS PERFORMANCE PLAN

      During fiscal 1995, the Parent instituted a profit sharing plan for the benefit of all employees meeting certain minimum service requirements. The Parent distributes 10% of pre-tax operating income of its consolidated subsidiaries to the employees of all subsidiaries at the end of the second and fourth quarters of each fiscal year. The plan is designed to encourage

                                Continued

                     GTEL ENVIRONMENTAL LABORATORIES, INC.

employees to reduce overall operating costs as a percentage of net revenue. The profit sharing expense included in the Company's financial statements was $91,755 and $21,312 for fiscal 1995 and the six months ended October 29, 1995, respectively.

The Parent has a bonus performance program covering eligible employees under which awards are made at the discretion of the Compensation Committee of the Board of Directors of the Parent. Bonus expense was approximately $71,340 and $19,500 in fiscal 1995 and 1994, respectively.

RETIREMENT SAVINGS PLAN

The Parent has a Retirement Savings Plan under Section 401(k) of the Internal Revenue Code for the benefit of all employees meeting certain minimum service requirements. Eligible employees may elect to contribute to the plan up to 12% of their cash compensation, subject to limitations established by the Internal Revenue Code. The trustees of the plan select investment opportunities from which participants may choose to contribute.

The plan requires a matching contribution by the Parent of 100% on the first 1%, and 25% on the next 4% of each participant's contribution up to a maximum allowable under the Internal Revenue Code. The Parent may also contribute a discretionary amount to the plan which may be allocated to employees based upon employees' contributions to the plan. The Parent's matching contributions currently vest at a rate of 25% per year based upon years of service. The Parent's contributions to this plan which are included in the Company's financial statements were $93,646 and $99,293 in fiscal 1995 and 1994, respectively.

                   NYTEST ENVIRONMENTAL, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           Historical Amounts
                                                Year Ended
                                       ----------------------------------
                                        December 31,         October 28,
                                            1995                1995
                                       --------------       -------------
                                                                GTEL                  Add
                                           Nytest           Environmental           (Deduct)
                                       Environmental,       Laboratories,           Pro Forma              Adjusted
                                            Inc.                Inc.               Adjustments             Pro Forma
                                       --------------       -------------          -----------             ---------
Revenues                                   $6,809             $14,694                $(2,855)  (1)          $18,648
                                           ------             -------                -------                -------

Cost and expenses:
   Cost of operations                       5,191              13,366                 (3,626)  (1)           14,278
                                                                                        (813)  (2)
                                                                                         160   (4)

   Selling, general and
      administrative
      expenses                              1,988               3,695                   (163)  (1)
                                                                                        (464)  (2)            5,056
                                           ------             -------                -------                -------

Total cost and expenses                     7,179              17,061                 (4,906)                19,334
                                           ------             -------                -------                -------


Operating (loss)                             (370)             (2,367)                 2,051                   (686)


Interest and
  other expenses                              120                 377                   (275)  (1)              325
                                                                                         (90)  (2)
                                                                                         193   (3)
                                           ------             -------                -------                -------


(Loss) before taxes                          (490)             (2,744)                 2,223                 (1,011)

Income tax (benefit)                         (158)               (914)                   891   (5)             (181)
                                           ------             -------                -------                -------

NET LOSS                                   $ (332)            $(1,830)               $ 1,332                $  (830)
                                           ======             =======                =======                =======

Loss per share                             $ (.05)                                                          $  (.12)  (6)
                                           ======                                                           =======

Average number of shares
   outstanding                              6,705                                                             6,705
                                           ======                                                           =======


  The attached notes to pro forma financial statements are made a part hereof.

                   NYTEST ENVIRONMENTAL, INC. AND SUBSIDIARIES

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


         On December 31, 1995, the Company acquired, in a purchase transaction, certain fixed and other assets (deposits, licenses, etc.) and assumed certain liabilities of GTEL Environmental Laboratories, Inc., a wholly-owned subsidiary of Groundwater Technology, Inc. (GTI). The transaction was affected through a new wholly-owned subsidiary, NEI/GTEL Environmental Laboratories, Inc. ("GTEL"). The assets acquired comprise three environmental testing laboratories in Milford, New Hampshire, Wichita, Kansas and Tampa, Florida. The purchase price of approximately $3,080,000 is comprised of approximately $940,000 of liabilities assumed, a subordinated convertible note of $975,000 (each of which may be subject to further adjustment) and the payment of $1,000,000 in cash, plus approximately $165,000 in closing costs related to the acquisition. The purchase price was allocated $2,951,000 to fixed assets, $105,000 to current assets and $24,000 to other assets based on their relative appraised values.
No goodwill has been recognized because the fair market value of the assets acquired exceeded the purchase price.

         The attached pro forma financial statements combine the historical amounts of Nytest Environmental, Inc. and GTEL for the twelve month periods ended December 31, 1995 and October 28, 1995, respectively. The historical financial statements of GTEL Environmental Laboratories, Inc. also include the operations and certain assets and liabilities which NEI/GTEL did not acquire. These amounts have been eliminated in the pro forma adjustments.

         After the acquisition, certain expenses (primarily corporate overhead allocations charged by GTI) will not be incurred by GTEL. Accordingly, these amounts have been eliminated in the pro forma statements of operations. Because management anticipates other benefits of the acquisition, which are not in the pro forma amounts, no representation is made that the pro forma results are necessarily indicative of the future combined operations.

         The pro forma adjustment column is comprised of the following:

         1. To eliminate the revenues and the related expenses of operations which were not acquired.

         2. To eliminate depreciation costs ($890,000) and former parent corporation allocated expenses and charges ($477,000) which would not have occurred had the acquisition taken place at the beginning of the period presented.

         3. To record additional interest expense on borrowings for the acquisition.

         4. To record additional rent expense on property which is owned by GTI.

         5. To record the tax effect of the transaction, which is limited to the benefit of existing NYTEST deferred tax balances, and

         6.   To reflect the per share effect of the transaction.

         (c)     Exhibits

         The following Exhibits are be filed with this amendment:

                 2.1 Asset and Business Purchase Agreement dated December 28, 1995 and effective as of December 31, 1995 between NEI/GTEL Environmental Laboratores,
                          Inc. and GTEL Environmental Laboratories, Inc.

                 99.1 Marketing and Supply Agreement dated December 31, 1995 between NEI/GTEL Environmental Laboratories, Inc. and Groundwater Technology, Inc.

                 99.2 Subordinated Convertible Note of NEI/GTEL Environmental Laboratories, Inc. dated December 31, 1995.

                 99.3 Security Agreement dated December 31, 1995 among NEI/GTEL Environmental Laboratories, Inc., GTEL Environmental Laboraties, Inc. and Nytest Environmental Inc.

                 99.4 Registration Rights Agreement dated December 28, 1995 between Nytest Environmental Inc. and Groundwater Technology, Inc.

                 99.5 Guaranty of Nytest Environmental Inc. dated December 31, 1995.

                 99.6 Lease of 4211 West May, Wichita, KS, dated December 31, 1995.

                 99.7     Assignment of Patent Rights dated December 31, 1995.



                            [SIGNATURE PAGE FOLLOWS]

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


March 15, 1996                          NYTEST ENVIRONMENTAL INC.



                                        By:     /s/  John Gaspari
                                                -------------------------------
                                                John Gaspari, President and
                                                Chief Executive Officer



                                        By:     /s/ Elliot J. Laitman
                                                -------------------------------
                                                Elliot J. Laitman, Chief
                                                Financial Officer and Treasurer

                                EXHIBIT INDEX
                                -------------

     EXHIBIT
        NO.                          DESCRIPTION
     -------                         -----------

        2.1 Asset and Business Purchase Agreement dated December 28, 1995 and effective as of December 31, 1995 between NEI/GTEL Environmental Laboratores,
                      Inc. and GTEL Environmental Laboratories, Inc.

        99.1 Marketing and Supply Agreement dated December 31, 1995 between NEI/GTEL Environmental Laboratories, Inc. and Groundwater Technology, Inc.

        99.2          Subordinated Convertible Note of NEI/GTEL
                      Environmental Laboratories, Inc. dated December 31,
                      1995.

        99.3 Security Agreement dated December 31, 1995 among NEI/GTEL Environmental Laboratories, Inc., GTEL Environmental Laboraties, Inc. and Nytest
                      Environmental Inc.

        99.4 Registration Rights Agreement dated December 28, 1995 between Nytest Environmental Inc. and Groundwater Technology, Inc.

        99.5          Guaranty of Nytest Environmental Inc. dated December
                      31, 1995.

        99.6          Lease of 4211 West May, Wichita, KS, dated December
                      31, 1995.

        99.7          Assignment of Patent Rights dated December 31, 1995.